Exhibit 10.3

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment, dated February 2, 2024 (the “Effective Date”) (this “Amendment”), to the Employment Agreement, dated February 14, 2023 (the “Agreement”), is entered into by and between Safe and Green Development Corporation (the “Company”) and Nicolai Brune (the “Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.The first sentence of Section 4 of the Agreement is hereby deleted and replaced with the following:

“As compensation for all services rendered by Executive to the Company or any of the Company’s subsidiaries or affiliates, the Company shall, effective as of November 1, 2023, pay Executive an annual base salary of $302,000, which base salary shall be payable in accordance with the payroll practices of the Company, with such increases (but no decreases) as may be determined by the Compensation Committee of the Board.”

2. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

4. This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable in the State of Florida without regard to its choice or conflict of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SAFE & GREEN HOLDINGS CORP.

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	Chief Executive Officer

/s/ Nicolai Brune
Nicolai Brune